Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-188163 on Form S-8 of Poage Bankshares, Inc. of our report dated April 10, 2018 relating to the consolidated financial statements of Poage Bankshares, Inc. appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Cleveland, Ohio

April 10, 2018